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Instinet Group Names New Chief Technology Officer

New York -- July 19, 2005 -- Instinet Group Incorporated (Nasdaq-INGP) ("Instinet Group") announced today that Instinet Group Chief Technology Officer Andrew Banhidi has decided to leave the company to pursue other interests. During his tenure, Andrew has spearheaded many of Instinet's efforts to develop technologically sophisticated products and services for its customers, led a strong technology team dedicated to modernizing Instinet's operations, and played a key role in many of the most important global initiatives to produce a leaner and more efficient electronic marketplace and institutional agency broker.

"Andrew has been a strong and dedicated leader of our technology team, and has played a valuable role in growing our business over the years. I've greatly appreciated his counsel and advice as we searched for his successor and refocused our energies to become a leaner and more efficient agency broker. I know Andrew will continue to distinguish himself in his field, and all of us wish him well in all future endeavors," said Edward Nicoll, CEO of Instinet Group.

"It's been a tremendous experience at Instinet over the years, and I'm proud to have led one of the smartest and hardest working technology teams on the Street," said Andrew Banhidi. "I'm glad to hand over the reins to such a strong team, and wish all of my colleagues well," said Mr. Banhidi.

Instinet Group also announced today that Michael Bundy will join the company as the new Chief Technology Officer. Prior to joining Instinet, Mr. Bundy worked for E*Trade Financial, where he was a senior manager overseeing the development and maintenance of the trading systems used by E*Trade Securities, E*Trade Capital Markets, and E*Trade Canada. Prior to this assignment, he supervised all of the E*Trade Professional trading, market data, and middle-office technologies. Mr. Bundy has also previously held technology research positions at Baylor College of Medicine, AT&T Bell Laboratories, and NeoSoft Inc.

"Moving ahead, I'm delighted that Michael will be taking over the top technology job at Instinet. He brings a tremendous combination of technological expertise plus strong management skills. I and the rest of the senior Instinet management team look forward to working with Michael to strengthen Instinet's ability to deliver superior products and services to our customers around the world," said Mr. Nicoll.

About Instinet Group

Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions and execution services for more than 30 years. We operate our two major businesses through Instinet, LLC, The Institutional Broker, and Inet ATS, Inc., The electronic marketplace.

  Instinet, The Institutional Broker, gives its customers the opportunity to use its sales-trading expertise and advanced technology tools to interact with global securities markets, improve trading performance and lower overall transaction costs. Through Instinet's electronic platforms, customers can access other U.S. trading venues, including NASDAQ and the NYSE, and almost 30 securities markets throughout the world. Instinet acts solely as an agent for its customers, including institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds
  INET, The electronic marketplace, represents the consolidation of the order flow of the former Instinet ECN and former Island ECN, providing its U.S. broker-dealer customers one of the largest liquidity pools in NASDAQ-listed securities.

This news release may be deemed to include forward-looking statements relating to Instinet Group. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other documents filed with the SEC and available on the Company's website at www.investor.instinetgroup.com.

©2005 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet, LLC, member NASD/SIPC, branded as Instinet, The Institutional Broker, Inet ATS, Inc., member NASD/NSX/SIPC, branded as INET, The electronic marketplace and Bridge Trading Company, member NASD/SIPC are subsidiaries of Instinet Group Incorporated which is a member of the Reuters family of companies.